News Release

Exhibit 99.3

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer
williamlowe@KEMET.com
864-963-6484

KEMET ANNOUNCES CHINESE MANUFACTURING JOINT VENTURE

Greenville, South Carolina (February 1, 2018) - KEMET Corporation (the “Company” or “KEMET”) (NYSE: KEM), a leading global supplier of passive electronic components, today announced the formation of a joint venture for the manufacture of certain film and electrolytic capacitors in China.

KEMET Electronics Corporation (“KEC”), a wholly-owned subsidiary of the Company, and Jianghai (Nantong) Film Capacitor Co., Ltd. (“Jianghai Film”), a subsidiary of Nantong Jianghai Capacitor Co., Ltd. (“Jianghai”), have entered into a Joint Venture Agreement for the formation of KEMET Jianghai Electronic Components Co. Ltd., a limited liability company located in Nantong, China. KEMET Jianghai Electronic Components will manufacture axial electrolytic capacitors and (H)EV Film DC brick capacitors, for distribution through the KEMET and Jianghai sales channels. KEC and Jianghai Film will each provide initial capital contributions of $5 million through a combination of cash and manufacturing equipment, and will be equally represented on the joint venture’s board of directors.

Andreas Meier, KEMET’s Senior Vice President, Film & Electrolytics Business Group, stated, “Our new joint venture with Jianghai Film combines KEMET’s technological expertise in film and electrolytic capacitors with Jianghai’s manufacturing proficiencies, which we expect will provide best-in-class, cost-competitive film and electrolytic capacitor solutions for automotive, industrial and other customers in Asia and throughout the world.”

“Our joint venture with Jianghai reflects our ongoing commitment to establish our manufacturing operations in locations that best support our customers’ supply chains, while continuing to meet the highest standards in product quality and fulfillment,” stated Per Loof, the Company’s Chief Executive Officer.

KEMET will continue to support its customers in Europe and the Americas through its Italy and Macedonia locations for (H)EV Film DC brick capacitors and its customers worldwide through its manufacturing operations located in Portugal and Sweden for axial electrolytic capacitors.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of electromechanical devices, electromagnetic compatibility solutions and supercapacitors. Our vision is to be the preferred supplier of electronic component solutions demanding the highest standards of quality, delivery and service. Additional information about KEMET can be found at http://www.kemet.com.

2835 KEMET Way, Simpsonville, SC 29681 USA
864.963.6300 www.kemet.com

KEMET Announces Chinese Manufacturing Joint Venture
February 1, 2018

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays or unexpected costs in completing the restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks; (viii) acquisition of TOKIN may not achieve all of the anticipated results; (ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters and cyber security; (xiv) the impact of laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that could limit our flexibility in operating our business; (xx) any failure of our information technology systems to function properly or control unauthorized access to our systems may cause business disruptions; (xxi) any economic and demographic experience for our pension plans and other post-retirement benefit plans that is less favorable than our assumptions; (xxii) fluctuation in distributor sales could adversely affect our results of operations, and (xxiii) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations.

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